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                                   EXHIBIT 5.1

                           GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                November 15, 2000

Brooktrout, Inc.
250 First Avenue, Suite 300
Needham, Massachusetts 02494
Attn: Eric R. Giler

Re:  BROOKTROUT, INC. 1992 STOCK INCENTIVE PLAN, AS AMENDED, AND
     BROOKTROUT, INC. AMENDED AND RESTATED 1992 STOCK PURCHASE PLAN

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Brooktrout, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to eight hundred and seventy-five thousand (875,000) shares of the Company's common stock, par value $.01 per share (the "Registered Shares"), which may be issued pursuant to the Brooktrout, Inc. 1992 Stock Incentive Plan, as amended, and the Brooktrout, Inc. Amended and Restated 1992 Stock Purchase Plan (together, the "Plans").

     As counsel for the Company, we have examined copies of each Plan, the Registration Statement, and the Company's Restated Articles of Organization, as amended, and Amended and Restated By-laws, each as presently in effect, such records of the corporate proceedings of the Company as deemed to be material and such other certificates, receipts, records, and other documents as we have deemed necessary or appropriate for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts.

     Based on the foregoing, we are of the opinion that, when the Registered Shares are sold and paid for pursuant to the terms of the Plans, the Registered Shares will be duly authorized, validly issued, fully paid and non-assessable by the Company under the Business Corporation Law of the Commonwealth of Massachusetts.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Goodwin, Procter & Hoar LLP
                                        GOODWIN, PROCTER & HOAR LLP


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